Exhibit 10.4
DELEK US HOLDINGS, INC.
2006 LONG-TERM INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT
AGREEMENT, made as of  _____, 2010 (the “Grant Date”), by and between Delek US Holdings, Inc., a Delaware corporation (the “Company”), and the participant identified below (the “Participant”).

Participant:

WHEREAS, pursuant to the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan (the “Plan”), the Company desires to grant to the Participant, and the Participant desires to accept, an award of stock appreciation rights (the “SARs”) with respect to shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:
1. Grant of SARs. The Company hereby grants SARs to the Participant for the number of shares, at the base price and upon the vesting conditions set forth in the table below. All vesting is conditioned upon the Participant remaining in continuous employment or other service with the Company or its affiliates through the applicable vesting dates.

Shares (#)	Base Price	Vesting Schedule
	$	Except as otherwise provided herein or the Plan, the SARs shall become vested and exercisable with respect to one-fourth (25%) of the shares of Common Stock subject thereto on each of the first four (4) anniversaries of the Grant Date.

2. Term. The term of the SARs shall be for a period of ten (10) years from the Grant Date, subject to earlier termination as provided herein and the Plan.
3. Termination of Employment or Other Service.
(a) Death or Disability. If the Participant’s employment or other service with the Company or its affiliates is terminated due to the Participant’s death or Disability (as defined below), then: (i) that portion of the SARs, if any, that is vested and exercisable on the date of termination shall remain exercisable by the Participant (or, in the event of death, the Participant’s beneficiary) during the one (1) year period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the Participant dies during such one (1) year period, then the Participant’s beneficiary may exercise the SARs, to the extent vested and exercisable by the Participant immediately prior to the Participant’s death, for a period of one (1) year following the date of death but in no event after expiration of the stated term hereof, and (ii) that portion of the SARs, if any, that is not vested and exercisable on the date of the Participant’s termination of employment or other service shall thereupon terminate. For purposes of this Agreement, “Disability” shall mean the inability of Participant to perform the customary duties of the Participant’s employment or other service with the Company or its affiliates by reason of a physical or mental incapacity or illness which is expected to result in death or to be of indefinite duration, as determined by a duly licensed physician selected by the Company.

(b) Termination for Cause. If the Participant’s employment or other service is terminated by the Company or its affiliates for Cause (as defined below), then the SAR (whether or not then vested and exercisable) shall immediately terminate and cease to be exercisable. For purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in any employment agreement between the Company and the Participant or, if there is no employment agreement or such term is not defined in the employment agreement, then, for the purposes hereof, the term “Cause” shall mean the Participant’s (i) fraud, gross negligence or willful misconduct involving the Company or its affiliates, (ii) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude, or (iii) material breach of any written agreement between the Participant and the Company or any of its affiliates.
(c) Other Termination. If the Participant’ s employment or other service with the Company or its affiliates is terminated for any reason other than those set forth in Section 3(a) or 3(b) above, then: (i) that portion of the SARs, if any, that is vested and exercisable on the date of termination shall remain exercisable by the Participant during the thirty (30) calendar day period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) that portion of the SARs, if any, that is not vested and exercisable on the date of termination shall thereupon terminate.
4. Exercise / Payment.
(a) Subject to the provisions hereof and of the Plan, upon the exercise of an SAR under this Agreement, the Participant (or the Participant’s beneficiary, as the case may be) shall be entitled to receive, in the Company’s sole discretion, cash and/or a number of whole shares having a Fair Market Value equal to the product of X and Y, where —
X =	the number of whole shares as to which the SAR is being exercised, and
Y =	the excess of (i) the Fair Market Value per share on the date of exercise over (ii) the base price per share with respect to the SARs being exercised.
(b) The Participant may exercise SARs that are vested and exercisable under this Agreement by delivering to the Secretary of the Company (i) a written notice of such exercise specifying the number of shares of Common Stock covered by such exercise, and (ii) payment in full of the withholding taxes due in connection with the exercise, unless other arrangements satisfactory to the Company are made for the satisfaction of such payment.
(c) Upon the exercise of an SAR under this Agreement, the applicable tax withholding obligation may be paid (i) in cash or by check (including the withholding of cash sufficient to cover the withholding obligation from the proceeds of a cash settlement of the SARs); (ii) at the discretion of the Incentive Plan Committee of the Company’s Board of Directors (the “Committee”), by (A) the delivery of previously-owned shares of Common Stock, (B) means of a cashless exercise procedure in connection with a stock settlement (including, without limitation, the withholding of shares from the settlement or through a broker-assisted cashless exercise), (C) any other legal means that may be acceptable to the Committee, or (D) by a combination of the foregoing; or (iii) at the discretion of the Committee, in any combination of the above.
5. Rights as Stockholder. If and to the extent the SARs are settled in the form of shares of Common Stock, no such shares shall be issued until the applicable tax withholding obligation is satisfied in full. The Participant shall have no rights as a stockholder with respect to any shares covered by the SARs unless, until and except to the extent that such shares are issued to the Participant.
6. Nontransferability. The SARs may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Participant to any party (other than the Company or an affiliate thereof), or assigned or transferred (collectively, “Transferred”) by the Participant other than by will or the laws of descent and distribution or to a beneficiary upon the death of the Participant, and the SAR may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the SAR or any part of it to be Transferred in any manner and for any purpose shall be null and void and without effect upon the Company, the Participant or any other person.
Stock Appreciation Rights Agreement • Delek US Holdings, Inc. • 2006 Long-Term Incentive Plan • Page 2 of 3

7. Compliance With Law; Transfer Orders; Legends. If and to the extent the SARs are settled in the form of shares of Common Stock, the Company will not be obligated to issue or deliver such shares unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for shares of Common Stock delivered under the SARs shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
8. No Employment or Other Rights. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right with respect to the continuation of the Participant’s employment or other service with the Company or its affiliates or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to modify the terms and conditions of the Participant’s employment or other service.
9. Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Participant acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.
10. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.
IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

DELEK US HOLDINGS, INC.	PARTICIPANT:

By:
Title:

By:
Title:
Stock Appreciation Rights Agreement • Delek US Holdings, Inc. • 2006 Long-Term Incentive Plan • Page 3 of 3